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                                                                     EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                           LIN TELEVISION CORPORATION,

                                   AS ISSUER,

                          THE GUARANTORS NAMED HEREIN,

                                       AND

                          DEUTSCHE BANK SECURITIES INC.
                           J.P. MORGAN SECURITIES INC.
                        MORGAN STANLEY & CO. INCORPORATED
                            BEAR, STEARNS & CO. INC.
                             FLEET SECURITIES, INC.
                           SCOTIA CAPITAL (USA) INC.,

                              AS INITIAL PURCHASERS

                            DATED AS OF MAY 12, 2003

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         REGISTRATION RIGHTS AGREEMENT dated as of May 12, 2003 among LIN
Television Corporation, a Delaware corporation and a wholly owned subsidiary of LIN TV Corp. ("LIN TELEVISION" or the "ISSUER"), the Guarantors (as defined herein) and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Fleet Securities, Inc., and Scotia Capital (USA) Inc. (collectively, the "INITIAL PURCHASERS") delivered pursuant to the Purchase Agreement dated May 6, 2003 (the "PURCHASE AGREEMENT"), among LIN Television, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, each of LIN Television and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         Each of LIN Television and the Guarantors agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Debentures (as defined herein) and the Affiliate Guarantees (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon exchange of the Debentures (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

         SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

         "AFFILIATE GUARANTEES" has the meaning assigned such term in the Indenture.

         "AMENDMENT EFFECTIVENESS DEADLINE DATE" has the meaning set forth in
Section 2(d) hereof.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "COMMON STOCK" means the shares of class A common stock, par value $.01 per share, of LIN TV and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

         "DAMAGES ACCRUAL PERIOD" has the meaning set forth in Section 2(e) hereof. "Damages Payment Date" means each May 15 and November 15.

         "DEBENTURES" means the 2.50% Exchangeable Senior Subordinated Debentures Due 2033 of the Issuer to be purchased pursuant to the Purchase Agreement.

         "DEFERRAL NOTICE" has the meaning set forth in Section 3(h) hereof.

         "DEFERRAL PERIOD" has the meaning set forth in Section 3(h) hereof.

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         "EFFECTIVE EXCHANGE PRICE" has the meaning assigned such term in the
Indenture.

         "EFFECTIVENESS DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

         "EFFECTIVENESS PERIOD" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         "EVENT" has the meaning set forth in Section 2(e) hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "FILING DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

         "GUARANTORS" has the meaning assigned such term in the Indenture.

         "HOLDER" has the meaning set forth in the second paragraph of this Agreement.

         "INDENTURE" means the Indenture, dated as of May 12, 2003, among the Issuer, the Guarantors and The Bank of New York, as trustee, pursuant to which the Debentures and the Affiliate Guarantees are being issued.

         "INITIAL PURCHASERS" means Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Bear, Steams & Co. Inc., Fleet Securities, Inc., and Scotia Capital (USA) Inc.

         "INDEMNIFIED HOLDER" has the meaning set forth in Section 6(a) hereof.

         "INDEMNIFIED ISSUER" has the meaning set forth in Section 6(b) hereof.

         "INITIAL SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

         "ISSUE DATE" means May 12, 2003.

         "ISSUER" has the meaning set forth in the preamble hereof.

         "LIN TV" means LIN TV Corp., a Delaware corporation.

         "LIQUIDATED DAMAGES AMOUNT" has the meaning set forth in Section 2(e) hereof.

         "MATERIAL EVENT" has the meaning set forth in Section 3(h) hereof.

         "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Issuer containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Issuer dated May 12, 2003 relating to the Debentures.

         "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Issuer on or prior to such date.

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         "PURCHASE AGREEMENT" has the meaning set forth in the preamble hereof.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         "RECORD HOLDER" means with respect to any Damages Payment Date relating to any Debentures or Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered holder of such Debenture or Underlying Common Stock on the May 1 immediately preceding a Damages Payment Date occurring on a May 15, and on the November 1 immediately preceding a Damages Payment Date occurring on a November 15.

         "REGISTRABLE SECURITIES" means the Debentures and the Affiliate Guarantees until such Debentures and Affiliate Guarantee have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security the earliest of
(i) its resale in accordance with the Registration Statement covering sales and offers of such securities by Holders thereof, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) to a sale by a non-Affiliate of the Issuer or LIN TV, as the case may be, and (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

         "REGISTRATION STATEMENT" means any registration statement of the Issuer and the Guarantors that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         "RESTRICTED SECURITIES" means "Restricted Securities" as defined in Rule 144.

         "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a) hereof.

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         "SPECIAL COUNSEl" means a nationally recognized law firm experienced in securities law matters designated by the Issuer, with the written consent of the Initial Purchasers (which shall not be unreasonably withheld), the reasonable fees and expenses of which will be paid by the Issuer pursuant to Section 5 hereof, or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities. For purposes of determining the holders of a majority of the Registrable Securities in this definition, Holders of Debentures shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Debentures are or would be exchangeable as of the date the consent is requested.

         "SUBSEQUENT SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(b) hereof.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" means The Bank of New York, the Trustee under the Indenture.

         "UNDERLYING COMMON STOCK" means the Common Stock into which the Debentures are exchangeable or issued upon any such exchange.

         SECTION 2. Shelf Registration. (a) The Issuer and the Guarantors shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE DATE") ninety
(90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Issuer and the Guarantors shall use their best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is one hundred eighty
(180) days after the Issue Date, and, subject to Section 3(h), to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. No holders of a security issued by the Issuer or any Guarantor (other than the Holders of Registrable Securities) shall have the right to include any such security in the Shelf Registration Statement.

         (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Issuer and the Guarantors shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending

                                       5

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the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Issuer and the Guarantors shall use their best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

         (c) The Issuer and the Guarantors shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuer and the Guarantors for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section (d) below.

         (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(h). Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Issuer at least fifteen (15) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees by submitting a Notice and Questionnaire to the Issuer, it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Issuer and the Guarantors shall, as promptly as practicable after the date a Notice and Questionnaire is delivered pursuant to Section 8(c) hereof, and in any event upon the later of (x) fifteen (15) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered:

                  (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Issuer and the Guarantors shall file a posteffective amendment to the Shelf Registration Statement, use their reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

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

                  (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

                  (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Issuer and the Guarantors shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i),
(ii) and (iii) above upon expiration of the Deferral Period in accordance with
Section 3(h). Notwithstanding anything contained herein to the contrary, (i) neither the Issuer nor the Guarantors shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Issuer shall incur no obligation to pay Liquidated Damages during such extension or during such Deferral Period) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

         (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

                  (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

                  (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date,

                  (iii) the Issuer and the Guarantors failed to perform their obligations set forth in Section 2(d)(i) within the time period required therein,

                  (iv) any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date, or

                  (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof.

Each event described in any of the foregoing clauses (i) through (v) is individually referred to herein as an "EVENT." For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Event by               Beginning                           Ending
     Clause                      Date                               Date
     ------                      ----                               ----
       (i)              Filing Deadline Date            the date the Initial Shelf
                                                        Registration Statement is filed

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

Type of Event by               Beginning                           Ending
     Clause                      Date                               Date
     ------                      ----                               ----
      (ii)              Effectiveness Deadline Date     the date the Initial Shelf
                                                        Registration Statement becomes
                                                        effective under the Securities Act

      (iii)             the date by which the Issuer    the date the Issuer and the
                        and the Guarantors are          Guarantors perform their
                        required to perform their       obligations set forth in Section
                        obligations under Section 2(d)  2(d)

      (iv)              the Amendment Effectiveness     the date the applicable
                        Deadline Date                   post-effective amendment to a
                                                        Shelf Registration Statement
                                                        becomes effective under the
                                                        Securities Act

       (v)              the date on which the           termination of the Deferral
                        aggregate duration of           Period that caused the limit on
                        Deferral Periods in any         the aggregate duration of
                        period exceeds the number of    Deferral Periods to be exceeded
                        days permitted by Section 3(h)

Subject to Section 3(h), for purposes of this Agreement, Events shall begin on the dates set forth in the table above and shall continue until the ending dates set forth in the table above.

         Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "DAMAGES ACCRUAL PERIOD"), the Issuer shall pay, as liquidated damages and not as a penalty, to Record Holders of Registrable Securities an amount (the "LIQUIDATED DAMAGES AMOUNT") accruing, for each day in the Damages Accrual Period, (i) in respect of any Debenture, at a rate per annum equal to 0.50% on the aggregate principal amount of such Debenture and (ii) in respect of each share of Underlying Common Stock that has been issued upon exchange of a Debenture at a rate per annum equal to 0.50% on the Effective Exchange Price in effect as of the first day of such Damages Accrual Period, as the case may be; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii),
(iv) or (v) of the preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices

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and Questionnaires that caused the Issuer and the Guarantors to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event. In calculating the Liquidated Damages Amount on any date on which no Debentures are outstanding, the Effective Exchange Price and the Liquidated Damages Amount payable with respect to shares of Common Stock that are Registrable Securities, shall be calculated as if the Debentures were still outstanding. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

         The Liquidated Damages Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable on each Damages Payment Date during the Damage Accrual Period to the Record Holders of the Registrable Securities entitled thereto; provided that if the Damage Accrual Period does not end on a Damages Payment Date, the Liquidated Damages Amount shall be payable to the Record Holders as of the date on which such Damage Accrual Period ends; provided further that any Liquidated Damages Amount accrued with respect to any Debenture or portion thereof redeemed or repurchased by the Issuer on a redemption date or a purchase date or exchanged for Underlying Common Stock on an exchange date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for redemption, repurchase or exchange on the applicable redemption date, purchase date or exchange date, as the case may be, on such date (or promptly following the exchange date, in the case of exchange); provided further, that, in the case of an Event of the type described in clause (iii), (iv) or (v) of the first paragraph of this Section 2(e), such Liquidated Damages Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of registered holders of Debentures or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         The obligation of the Issuer to pay any Liquidated Damages Amount as described in this Section 2(e) shall be subordinated in right of payment, to the same extent and in same the manner as provided in Article 5 of the Indenture as if such obligations were Indebtedness (as defined in the Indenture) evidenced by the Securities (as defined in the Indenture), to the payment when due of all Senior Indebtedness (as defined in the Indenture) of the Issuer. The parties hereto agree and acknowledge that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Such Indebtedness shall in all respects rank pari passu with all other Senior Subordinated Indebtedness (as defined in the Indenture) of the Issuer, and only Indebtedness of the Issuer that is Senior Indebtedness will rank senior to such Indebtedness in accordance with the provisions set forth in the Indenture as if such Indebtedness were Indebtedness evidenced by the Securities.

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

         All of the Issuer's and the Guarantors' obligations set forth in this
Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

         The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

         SECTION 3. Registration Procedures. In connection with the registration obligations of the Issuer and the Guarantors under Section 2 hereof, during the Effectiveness Period, the Issuer and the Guarantors shall:

         (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC (but excluding reports filed with the SEC under the Exchange Act), furnish to the Initial Purchasers and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least three (3) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.

         (b) Subject to Section 3(h), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use their reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

         (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchasers and the Special Counsel, if any, (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any

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

jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of, but not the nature of or details concerning, a Material Event and (v) of the determination by the Issuer or any Guarantor that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Issuer or any Guarantor (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

         (d) Use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide notice as promptly as practicable to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

         (e) As promptly as practicable furnish to each Notice Holder, the Special Counsel, if any, and the Initial Purchasers, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and if requested, all documents incorporated or deemed to be incorporated therein by reference.

         (f) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel, if any, and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Issuer and the Guarantors hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

         (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use their reasonable best efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use their reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that neither the Issuer nor any Guarantor will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

         (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending or prospective corporate development that, in the reasonable discretion of the Issuer, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

                  (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their reasonable best efforts to cause it to be declared effective as promptly as is practicable, and

                  (ii) give notice to the Notice Holders, and the Special Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

The Issuer and the Guarantors will use their reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Issuer, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Issuer or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the sole judgment of the Issuer, such suspension is no longer appropriate. The Issuer shall be entitled to exercise its rights under this Section 3(h) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to
Section 2(e) (the "DEFERRAL PERIOD"); provided that the aggregate duration of any Deferral Periods shall not exceed an aggregate of 30 days in any three month period or an aggregate of 90 days in any twelve (12) month period.

         (i) If reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of LIN TV and its subsidiaries, and cause the appropriate officers, directors and employees of LIN TV and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided that such persons shall first agree in writing with LIN TV that any information that is reasonably designated by LIN TV as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Issuer or an Guarantor and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Issuer with prompt prior written notice of such requirement so that the Issuer may seek a protective order or other appropriate remedy.

         (j) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earning statements (which need not be audited) satisfying the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of LIN TV commencing after the effective date of a Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12month period coincides with the fiscal year of LIN TV.

         (k) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, cause such Registrable Securities that are Debentures to be in such denominations as are permitted by the Indenture and cause such Registrable Securities to be registered in such names as such Notice Holder may request, at least two (2) Business Day prior to any sale of such Registrable Securities, in writing.

         (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

         (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

         (n) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News or other reasonable means of distribution.

         SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuer with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Issuer may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         SECTION 5. Registration Expenses. The Issuer shall bear all fees and expenses incurred in connection with the performance by the Issuer and the Guarantors of their obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel, if any, in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Issuer and the Guarantors in connection with the Shelf Registration Statement, (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and
(vi) any Securities Act liability insurance obtained by the Issuer and the Guarantors in their sole discretion. In addition, the Issuer shall pay the internal expenses of the Issuer and the Guarantors (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by LIN TV of the Registrable Securities on any securities exchange on which similar securities of LIN TV are then listed and the fees and expenses of any person, including special experts, retained by the Issuer and the Guarantors. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay selling expenses, including any underwriting discount and commissions, and all registration expenses to the extent required by applicable law.

         SECTION 6. Indemnification and Contribution.

         (a) Indemnification by the Guarantors and the Issuer. In the event of a Registration Statement, each of the Issuer and the Guarantors shall, jointly and severally, indemnify and hold harmless each Notice Holder, its Affiliates, each person who controls such Holder or such Affiliates within the meaning of the Securities Act or Exchange Act and their respective officers, directors, employees, representatives and agents (collectively referred to for purposes of this Section 6 as a "INDEMNIFIED HOLDER") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Securities), to which that Indemnified Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall, jointly and severally, reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by that Indemnified Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Issuer nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information included in any Registration Statement in reliance upon or in conformity with written information furnished to the Issuer or LIN TV by or on behalf of any Holder specifically for use therein; and provided further, however, that with respect to any such untrue statement in or omission from any related preliminary prospectus (as amended or supplemented) or, if amended or supplemented, any related final prospectus (excluding the correcting amendment or supplement), the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Indemnified Holder from whom the person asserting any such loss, claim, damage, liability or action received Registrable Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Indemnified Holder results from the fact that both (A) a copy of the final prospectus (together with any correcting amendments or supplements) was not sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person and (B) the untrue statement in or omission from any related preliminary prospectus (as amended or supplemented) or, if amended or supplemented, any related final prospectus (excluding the correcting amendment or supplement) was corrected in the final prospectus or, if applicable, an amendment or supplement thereto and the final prospectus (as amended or supplemented) does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Issuer or any Guarantor with Section 3(e) or 3(f).

         (b) Indemnification by Holders. In the event of a Registration Statement, each Holder, severally and not jointly, shall indemnify and hold harmless each Guarantor and the Issuer, their respective Affiliates, each person who controls any such Guarantor or the Issuer, as the case may be, or any such Affiliates within the meaning of the Securities Act or Exchange Act and their respective officers, directors, employees, representatives and agents (collectively referred to for purposes of this Section 6(b) and Section 6(d) as the "INDEMNIFIED ISSUERS"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Indemnified Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information included in any Registration Statement in reliance upon or in conformity with written information furnished to the Issuer or LIN TV by or on behalf of any Holder specifically for use therein, and shall reimburse the Indemnified Issuers for any legal or other expenses reasonably incurred by the Indemnified Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

         (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 6 except to the extent that it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under
Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by LIN TV and the Issuer from the offering and sale of the Registrable Securities, on the one hand, and a Holder with respect to the sale by such Holder of Registrable Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of LIN TV and the Issuer on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to LIN TV, the Issuer or information supplied by LIN TV or the Issuer, on the one hand, or to any information included in any Registration Statement in reliance upon or in conformity with written information furnished to the Issuer or LIN TV by or on behalf of any Holder specifically for use therein supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6(d), an indemnifying party that is a Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

         (f)      The indemnity and contribution provisions contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any Affiliate of any Holder or by or on behalf of LIN TV or the Issuer, their respective officers or directors or any person controlling LIN TV or the Issuer and (iii) the sale of any Registrable Securities by any Holder.

         SECTION 7. Information Requirements. Each of LIN TV and the Issuer covenants that, if at any time before the end of the Effectiveness Period LIN TV or the Issuer, as the case may be, is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, LIN TV or the Issuer, as the case may be, shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in LIN TV's or the Issuer's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require LIN TV or the Issuer to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

         SECTION 8. Miscellaneous.

         (a) No Conflicting Agreements. The Issuer and each Guarantor represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of their debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Debentures are or would be exchangeable as of the date on which such consent is requested), it shall not grant to any person the right to request the Issuer or any Guarantor to register any debt securities of the Issuer or any such Guarantor under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless LIN TV has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Debentures are or would be exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) five (5) Business Days after being deposited in the mail, if made by first-class mail, to the parties as follows:

                  (i) if to a Holder, at the most current address given by such Holder to the Issuer in a Notice and Questionnaire or any amendment thereto;

                  (ii)     if to LIN TV, to:

                           LIN TV Corp.
                           Four Richmond Square, Suite 200
                           Providence, RI 02906
                           Attention: Deborah Jacobson
                           Telecopy No.: (401) 273-8779

                           and

                           LIN Television Corporation
                           Four Richmond Square, Suite 200
                           Providence, RI 02906
                           Attention: Deborah Jacobson
                           Telecopy No.: (401) 273-8779

                  (iii)    if to the Initial Purchasers, to:

                           Deutsche Bank Securities Inc.
                           31 West 52nd Street
                           New York, NY 10019
                           Attention: Elizabeth Chang
                           Telecopy No.: (646) 324-7551

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

         (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by LIN TV, the Guarantors or any of their Affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT OF THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Issuer and the Guarantors with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuer and the Guarantors with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Issuer and the Guarantors.

         (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             LIN TV CORP.

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

                             LIN TELEVISION CORPORATION

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

                             AIRWAVES, INC.
                             KXAN, INC.
                             KXTX HOLDINGS, INC.
                             LINBENCO, INC.
                             LIN SPORTS, INC.
                             LIN TELEVISION OF SAN JUAN, INC.
                             LIN TELEVISION OF TEXAS, INC.
                             PRIMELAND TELEVISION, INC.
                             NORTH TEXAS BROADCASTING
                               CORPORATION
                             WNJX-TV, INC.
                             WOOD TELEVISION, INC.
                             WTNH BROADCASTING, INC.
                             TVL BROADCASTING OF ABILENE, INC.
                             TVL BROADCASTING, INC.
                             WEYI TELEVISION, INC.
                              as Guarantors

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

                             TELEVICENTRO OF PUERTO RICO, LLC, as a
                               Guarantor

                             By: LIN Television of San Juan, Inc., its Managing
                                 Member

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

                             INDIANA BROADCASTING, LLC
                             LIN AIRTIME, LLC
                             PROVIDENCE BROADCASTING, LLC
                             WAVY BROADCASTING, LLC
                             WOOD LICENSE CO., LLC
                             WIVB BROADCASTING, LLC
                             WWLP BROADCASTING, LLC
                               as Guarantors

                             By: LIN Television Corporation, its Managing
                                 Member

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

                             LIN TELEVISION OF TEXAS, L.P. as a Guarantor

                             By: LIN Television of Texas, Inc., its General
                                 Partner

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

                             ABILENE BROADCASTING, LLC
                             TVL BROADCASTING OF RHODE ISLAND,
                               LLC
                             WDTN BROADCASTING, LLC
                             WEYI BROADCASTING, LLC
                             WUPW BROADCASTING, LLC
                             as Guarantors

                             By: TVL Broadcasting, Inc., its Managing Member

                             By: /s/ Denise M. Parent
                                 ----------------------------------------------
                                 Name: Denise M. Parent
                                 Title: Vice President - Deputy General Counsel

Confirmed and accepted as of
the date first above written:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Gregory R. Paul
    -------------------------------
        Name: Gregory R. Paul
        Title: Managing Director

By: /s/ Thomas Prior
    ----------------------------------------
    Name: Thomas Prior
    Title: Managing Director

For itself and on behalf of the Initial Purchasers.